UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

DuPont de Nemours, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road, Building 730 Wilmington, Delaware	19805
(Address of Principal Executive Offices)	(Zip Code)

(302) 295-5783

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO and CFO Succession

On May 22, 2024, DuPont de Nemours, Inc. (the “Company”) announced that, effective as of June 1, 2024, Edward D. Breen will transition from the role of Chief Executive Officer to full-time Executive Chairman of the Company’s board of directors (the “Board”), Lori D. Koch, the Company’s Chief Financial Officer, will succeed Mr. Breen as Chief Executive Officer, and Antonella B. Franzen is appointed Senior Vice President and Chief Financial Officer. Additionally, Ms. Koch is expected to join the Board at its next regularly scheduled meeting in June 2024. Such leadership transition is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Ms. Koch, 49, has served as the Company’s Chief Financial Officer since February 2020. Prior to that, Ms. Koch served as the Company’s Vice President, Investor Relations and Corporate Financial Planning & Analysis since June 2019. Ms. Koch previously served as the Director of Investor Relations of E. I. du Pont de Nemours and Company (“EID”) from July 2016 to May 2019; Global Finance Director of EID’s Performance Materials business from November 2015 to July 2016; and the Global Finance Manager for various EID businesses from April 2008 to November 2015. Additionally, Ms. Koch currently serves as a director of Actylis, a New Mountain Capital LLC portfolio company, and is on the Board of Visitors of the Smeal College of Business at Penn State University.

Ms. Koch does not have a family relationship with any director or executive officer of the Company. There is no arrangement or understanding between Ms. Koch and any other persons pursuant to which Ms. Koch was selected as Chief Executive Officer of the Company. Ms. Koch does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Franzen, 48, has served as the Chief Financial Officer of the Company’s Water & Protection segment since February 2022. Before joining the Company, Ms. Franzen was Vice President, Chief Investor Relations and Communications Officer at Johnson Controls International. Before the merger of Tyco International with Johnson Controls, Ms. Franzen held various roles of increasing responsibility at Tyco, including leading investor relations, corporate finance and external reporting. Ms. Franzen began her career with PwC, providing assurance advisory services to large multinational public companies in the industrial and pharmaceutical sectors. Ms. Franzen has served on the board of JELD-WEN Holding, Inc. since March 2024.

Ms. Franzen does not have a family relationship with any director or executive officer of the Company. There is no arrangement or understanding between Ms. Franzen and any other persons pursuant to which Ms. Franzen was selected as Senior Vice President and Chief Financial Officer of the Company. Ms. Franzen does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Management Compensation Arrangements

In connection with her promotion to Chief Executive Officer, the Board approved an increase in Ms. Koch’s annual base salary to $1,200,000 and an increase in her target short-term incentive program award to 150% of her base salary. In addition, the Board approved the grant of equity awards with a target grant date value of $6,000,000 to Ms. Koch under the DuPont de Nemours, Inc. 2020 Equity and Incentive Plan (the “EIP”), of which 40% will be granted in the form of time-based restricted stock units and 60% will be granted in the form of performance-based restricted stock units. The time-based restricted stock units will vest annually over three years and the performance-based restricted stock units will vest at the end of a three-year performance period, subject to satisfaction of the performance criteria, and, in each case, generally subject to continued employment. Further, in connection with the above-described transition, Ms. Koch becomes entitled to participate in the DuPont Senior Executive Severance Plan (the “SESP”) at the level of benefits assigned to the “CEO” pursuant to the terms of the SESP, which is incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed June 3, 2019.

In connection with her promotion to Senior Vice President and Chief Financial Officer, the People and Compensation Committee (the “Committee”) of the Board approved an increase in Ms. Franzen’s annual base salary to $700,000 and an increase in her target short-term incentive program award to 100% of her base salary. In addition, the Board approved the grant of equity awards with a target grant date value of $2,000,000 to Ms. Franzen under the EIP, of which 40% will be granted in the form of time-based restricted stock units and 60% will be granted in the form of performance-based restricted stock units. The time-based restricted stock units will vest annually over three years and the performance-based restricted stock units will vest at the end of the three-year performance period, subject to satisfaction of the performance criteria, and, in each case, generally subject to continued employment. Further, the Committee designated Ms. Franzen as a participant in the SESP.

In connection with the above-described transition, the terms described in Mr. Breen’s letter agreement, dated February 6, 2023, remain unchanged and it is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 7, 2023.

Section 8 - Other Events

Item 8.01 Other Events.

On May 22, 2024, the Company issued a press release announcing the leadership changes described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into Item 8.01 of this Current Report.

On May 22, 2024, the Company issued a press release announcing a plan to separate into three distinct, publicly-traded companies. Under the plan, the Company expects to execute the proposed separations of its Electronics and Water businesses in a tax-free manner to its stockholders. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference into Item 8.01 of this Current Report.

The information contained in this Item 8.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 8.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by DuPont de Nemours, Inc. on May 22, 2024, announcing leadership changes.

99.2	Press release issued by DuPont de Nemours, Inc. on May 22, 2024, announcing plan for the separations.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.

Registrant

Date: May 22, 2024

By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by DuPont de Nemours, Inc. on May 22, 2024, announcing leadership changes.

99.2	Press release issued by DuPont de Nemours, Inc. on May 22, 2024, announcing plan for the separations.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.